Exhibit 99.1



Contact:     Media Relations       Investor Relations      Discover
             Jim Badenhausen       William Pike            Jennifer Kang-Born
             212-761-4472          212-761-0008            224-405-2347


                                                           For Immediate Release

Morgan Stanley




Morgan Stanley Announces Key Actions to Drive Improved Profitability, Growth and Returns to Shareholders

Board Decides to Keep Discover as an Asset of Morgan Stanley that Can Create Value for Shareholders and Realize Growth Opportunities

Will Sell Non-Strategic Aircraft Leasing Business and Invest Proceeds in Core Businesses to Generate Higher ROE; Expects Q305 After-Tax Non-Cash Charge of Approximately $1.0 Billion

Three Respected, Experienced Business Leaders - Roy J. Bostock, Charles H. Noski and O. Griffith Sexton - Named to Board of Directors

NEW YORK, August 17, 2005 - Morgan Stanley (NYSE: MWD) today announced that its Board of Directors has approved several actions intended to drive improved profitability, growth and returns to shareholders across the Company's global financial services businesses. The Company will retain Discover Financial Services as an important contributor to shareholder value and will sell its non-core aircraft-leasing business, AWAS, one of the world's largest aircraft leasing companies.

The Board of Directors also elected three new directors: Roy J. Bostock, former Chairman of B|Com3 Group, one of the world's leading advertising agencies, and a current director of Yahoo! Inc. and Northwest Airlines; Charles H. Noski, former Vice Chairman of the Board of AT&T and a current director of Microsoft Corporation and Air Products & Chemicals, Inc.; and O. Griffith Sexton, an adjunct professor of finance at Columbia Business School, a long-time investment banker and a current director at Investor AB and Hamilton Lane. Mr. Bostock and Mr. Noski are considered independent directors, and their election increases the number of independent directors from 10 to 12.

John J. Mack, who became Chairman and Chief Executive Officer of Morgan Stanley on June 30, noted that the Discover and AWAS actions are initial steps toward improving the Company's performance. Mr. Mack also emphasized that one of his top priorities is to implement the initiatives announced late last month to significantly improve profitability in Morgan Stanley's retail brokerage business.

"Morgan Stanley has tremendous strengths as a global financial services firm, but it is clear that our current level of profitability is unacceptable and we need to improve our




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performance," Mr. Mack said. "We must be relentless in improving profit margins, growth and return on equity, while continuing to deliver innovative services to our clients. We have to ensure that the Firm operates with the scale and flexibility to compete successfully in a fast-changing, competitive marketplace. We need to be smarter about using our capital efficiently as we continue to focus on risk management. We must also create a more cohesive culture by reducing bureaucracy and eliminating insular silos - all with the objective of shaping a 'one firm' mentality.

"Our overriding goal for Morgan Stanley is to be the clear leader in offering premier, innovative financial services to our clients, while delivering superior returns to our shareholders. The decisions to keep Discover, divest the aircraft leasing business and strengthen our retail business are our first steps toward achieving that goal. We will now focus on identifying other steps we need to take in the months ahead."

Keeping Discover as a Valuable Asset

The Board of Directors has decided, based on the results of a recently completed in-depth analysis, that it is in the best interests of Morgan Stanley's shareholders to retain Discover Financial Services. The Board concluded that Discover can create value for Morgan Stanley shareholders and realize its growth potential as an asset of Morgan Stanley.

"Having looked closely at the Discover business," Mr. Mack said, "the Board and I are convinced that Discover is not only a strong business, but also an attractive asset for Morgan Stanley. It is a unique, successful franchise with growth opportunities that gives Morgan Stanley a consistent stream of stable, high-quality earnings and substantial cash flow, diversifies the Company's earnings and broadens our scale and capital base."

Among the considerations in the decision to retain the business are that
Discover:

o Delivered record before-tax earnings of $1.27 billion in 2004, representing 19% of Morgan Stanley's total before-tax earnings and in excess of 19% ROE.
o    Enjoys a strong brand and a loyal customer base of 50 million
     Cardmembers.
o Added more than one million merchant locations to its Discover Network in 2004 and is now accepted at more of the top 100 U.S. retailers than any other credit network.
o Has significantly improved credit quality over the past three years, and, in the second quarter of 2005, reported an over-30-day delinquency rate of 3.9% on managed loans, the lowest in 15 years.
o Is poised for new growth due to a favorable 2004 court ruling that allows the Discover Network to partner with financial institutions in the U.S. for the first time.
o Launched new partnerships with GE Consumer Credit, offering Wal-Mart- and Sam's Club-branded cards on the Discover Network.
o Acquired the fast-growing PULSE debit network in January 2005. PULSE has more than 4,100 financial institution customers.



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o    Recently formed a new partnership with China UnionPay, China's largest payment network with 800 million cards.
o    Has a growing Morgan Stanley card business in the U.K.
o Benefits from certain synergies between Discover and Morgan Stanley, including lower funding costs for Discover as well as shared corporate functions and the ability to leverage resources.

"Of course, the U.S. credit card industry is in a low-growth stage right now - about 3 to 5% annually - and the rising cost of funds puts additional pressure on earnings in the short term," Mr. Mack added. "But given the strengths of Discover, its powerful brand name and its continuing strong ROE, retaining the business and investing in it over time give us a good chance to create value through domestic growth in excess of industry trends, growth in international profit and the unique opportunities in the payments business."

In April, the Board of Directors authorized the analysis of Discover as a possible spin-off. The analysis included, among other things, an evaluation of capital structure, financial projections, credit ratings and anticipated market valuations, together with consideration of the value of Discover to Morgan Stanley. After careful examination of the completed analysis, Mr. Mack recommended to the Board of Directors that Morgan Stanley retain Discover, and the Board agreed.

Opportune Time to Exit Non-Strategic Aircraft Leasing Business

The Board of Directors also has determined that it is in the best interests of Morgan Stanley's shareholders to sell AWAS, its non-core aircraft leasing business, and redeploy the proceeds of the sale back into the Company's core businesses with the goal of delivering a higher return on equity for the Company and its shareholders.

"Aircraft leasing is not a business that fits with our strategy," Mr. Mack said. "We have long made it clear that we should divest this business and focus on our core financial services. Today, we believe that the marketplace offers the opportunity to execute a transaction, in light of several other recent transactions and expressions of interest in our business. While this will mean a significant after-tax, non-cash accounting charge, there is no question that we now have an opportunity to execute a sale that brings in the best value for our shareholders, given the current market for these assets."

AWAS is one of the world's largest and most experienced aircraft leasing companies, with 155 aircraft leased to 75 customers in 45 countries. With the aircraft-leasing markets on an upturn over the past 12 months, lease rates and leasing activity have improved. In the first quarter of 2005, AWAS completed the divestiture of 25 planes that had been held for sale. As of the end of the second fiscal quarter, AWAS had no planes on the ground, with all of the aircraft in the portfolio either leased or committed to a lease transaction.



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The Company will take an after-tax, non-cash accounting charge in the third quarter to write down the value of this business to its estimated market value. Based on information currently available, it estimates the charge after taxes at approximately $1.0 billion. The Company said that this estimate might be adjusted as additional information becomes available and discussions with potential purchasers begin. The sale process will begin immediately, with the closing of a transaction anticipated in mid-2006.

Initiatives to Improve Performance in Retail Business

"Our retail brokerage operation generates strong revenue for the Company," Mr. Mack said. "But it faces tough competition in the marketplace, and we are going to work hard to substantially improve the productivity and profitability of this key business, while maintaining a sharp focus on client needs. Our retail strategy focuses on the more profitable, wealthier client segments and on increasing the number of top-quality financial advisors and investment representatives we need to serve those clients. We believe the steps we are taking should drive a significant improvement in margins."

As announced yesterday, James P. Gorman has been named President and Chief Operating Officer of the Individual Investor Group, effective February 2006, responsible for leading Morgan Stanley's global retail sales force. Mr. Gorman will be a member of Morgan Stanley's management committee and report to Acting President Zoe Cruz.

The Company is taking specific actions to restructure and enhance the performance of the retail sales force, including increasing the effectiveness of its financial advisor training program, reducing headcount and working to generate new revenue streams, including banking and deposits. These initiatives are designed to take advantage of favorable long-term trends in the retail business and marketplace, such as the growing numbers of high-net-worth clients, now the fastest-growing market segment for the industry. Morgan Stanley has identified many opportunities to improve its offerings for these clients in key areas such as financial planning, alternative investments, retirement vehicles, liability products and deposits.

Three New Members Elected to the Board of Directors

Commenting on the election by the Board of Messrs. Bostock, Noski and Sexton, Mr. Mack said, "The Board has elected three individuals who are respected and experienced business leaders. They will make major contributions to our business strategy and represent the highest standards of governance. Their appointments will help ensure that the Firm achieves the best possible, most objective sources of advice and oversight available."

Miles Marsh, Morgan Stanley's Lead Director, said, "Our Nominating and Governance Committee recommended Roy Bostock, Chuck Noski and Griff Sexton because they add breadth of experience and perspective to the Board. All three have wide exposure to the


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many complex and demanding issues involved in the governance of major blue-chip, publicly traded companies, as well as the needs of institutional investors and management. Their skills, talents and ideas are a welcome addition to our Board and we look forward to working closely with them."

Mr. Bostock, 64, currently serves as Chairman of the Partnership for a Drug Free America. Until 2001, Mr. Bostock was Chairman of B|Com3 Group, an advertising and marketing services firm that is now part of the Publicis Group. Mr. Bostock played a major role in building some of the most prominent advertising firms in the U.S., beginning with Benton & Bowles in 1964. Following the creation, through a merger, of D'Arcy Masius Benton & Bowles in 1985, Mr. Bostock became President of the combined firm. By 1990, he had also served as Chief Operating Officer and was named Chairman and Chief Executive Officer. In that capacity, he saw the agency through several more transactions. In 2000, the agency was renamed the B|Com3 Group and Mr. Bostock became Chairman. Mr. Bostock is a member of the boards of directors of Northwest Airlines and Yahoo! Inc. and a Trustee Emeritus of Duke University. A graduate of Duke, he has an MBA from Harvard.

Mr. Noski, 52, was most recently Corporate Vice President and Chief Financial Officer and a director of Northrop Grumman Corporation. Prior to joining Northrop in 2003, Mr. Noski was a senior advisor to the Blackstone Group. Earlier, Mr. Noski was Senior Executive Vice President and Chief Financial Officer as well as Vice Chairman of the Board of AT&T. Mr. Noski has also been President, Chief Operating Officer and a director of Hughes Electronics Corporation and a partner with Deloitte & Touche. He is a member of the boards of directors of Microsoft and Air Products & Chemicals. He holds a master's degree in accounting and a bachelor's degree in business administration from California State University, Northridge.

Mr. Sexton, 61, is an adjunct professor of finance at Columbia Business School and a visiting lecturer at Princeton University, where he teaches courses in corporate finance. Prior to his academic career, Mr. Sexton was an investment banker at Morgan Stanley from 1973 to 1995, where he was engaged in the development and execution of advisory assignments involving a wide variety of corporate financial transactions. Since 1995, he also has served as an active advisory director of Morgan Stanley. He is a member of the boards of directors of Investor AB, a publicly traded Swedish investment company, and Hamilton Lane, a privately held asset-management company based in Philadelphia. A former U.S. naval aviator and Vietnam veteran, Mr. Sexton holds a BSE from Princeton and an MBA from Stanford.

Conference Call Today

The company will hold an analyst conference call today at 5:15 pm (ET). Live audio of the conference call will be available on the Morgan Stanley website at www.morganstanley.com or by dialing 1-877-810-2615 (pass code 50371139) in the



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United States. International callers dial 617-786-8334 (pass code 50371139). A playback of the call will be available today at the same web site address. To listen to the playback dial 1-888-286-8010 (pass code 74395699) within the United States or 617-801-6888 (pass code 74395699) internationally.

About Discover

Discover Financial Services, Inc., a business unit of Morgan Stanley (NYSE:MWD), operates the Discover Card with more than 50 million Cardmembers, the Discover Network with more than 4 million merchant and cash access locations and the PULSE ATM/debit network currently serving more than 4,100 banks, credit unions and savings institutions. For more information, visit www.discovercard.com, www.discovernetwork.com or www.pulse-eft.com.

About AWAS

Headquartered in Seattle and with offices in New York, Miami, London, Singapore and Sydney, AWAS is one of the world's leading aircraft leasing companies, trading in the very competitive and highly specialized market of aviation operating leases. AWAS currently owns 155 modern Stage 3-type jet aircraft and has airline customers situated in 45 countries around the world. AWAS is managed by a team of aviation industry professionals. Additional information about AWAS can be found by visiting its website at www.awas.com.

About Morgan Stanley

Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With more than 600 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

FORWARD LOOKING STATEMENTS

This release may contain forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. In particular, the Company's ability to effect a sale of the Company's aircraft leasing business, to realize the full extent of cost savings or benefits from such sale and to assure that subsequent developments (including the ultimate structure, pricing and timing of the transaction) do not cause actual charges to exceed the currently estimated charges to be incurred in the transaction may cause actual results to differ materially from the Company's current estimates, projections, expectations or beliefs. In addition, the future performance of Discover Financial Services is subject to numerous risks impacting the credit card industry that may cause actual results to differ materially from the Company's current estimates, projections and beliefs, including: rising cost of funds pressuring spreads; slow industry growth with rising payment rates; future loan loss


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rate uncertainty, especially given bankruptcy reform and changing minimum payment requirements; and a consolidating industry with competitive pressures and increasing marketing constraints. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see "Forward-Looking Statements" immediately preceding Part I, Item 1, "Competition" and "Regulation" in Part I, Item 1 and "Certain Factors Affecting Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2004 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2005 and May 31, 2005 and in other items throughout the Form 10-K and Forms 10-Q.



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